Exhibit 11
KIMBALL INTERNATIONAL, INC.
COMPUTATION OF EARNINGS PER SHARE

As a result of the October 30, 2014 stock unification, all distinctions between Class A common stock and Class B common stock were eliminated so that all shares of Class B common stock are equal to shares of Class A common stock with respect to all matters, including without limitation, dividend payments and voting rights. Therefore, beginning in fiscal year 2016 the earnings per share calculation includes all common stock in a single calculation.

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(Unaudited)	Three Months Ended	Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2016	March 31, 2015
		Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$2,072	$43	$1,896	$1,939
Undistributed Earnings	685	79	2,864	2,943
Income from Continuing Operations	$2,757	$122	$4,760	$4,882
Average Basic Shares Outstanding	37,439	1,046	37,701	38,747
Basic Earnings Per Share from Continuing Operations	$0.07	$0.12	$0.13
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$2,086	$43	$1,915	$1,958
Undistributed Earnings	671	78	2,846	2,924
Income from Continuing Operations	$2,757	$121	$4,761	$4,882
Average Diluted Shares Outstanding	37,707	1,046	38,069	39,115
Diluted Earnings Per Share from Continuing Operations	$0.07	$0.12	$0.13
Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$2,757	$122	$4,760	$4,882
Assumed Dividends Payable on Dilutive Shares	14	—	19	19
Increase (Reduction) in Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(14)	(1)	(18)	(19)
Income from Continuing Operations Used for Diluted EPS Calculation	$2,757	$121	$4,761	$4,882
Average Shares Outstanding for Basic EPS Calculation	37,439	1,046	37,701	38,747
Dilutive Effect of Average Outstanding Compensation Awards	268	—	368	368
Average Shares Outstanding for Diluted EPS Calculation	37,707	1,046	38,069	39,115

(Unaudited)	Nine Months Ended	Nine Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2016	March 31, 2015
		Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$6,214	$517	$5,276	$5,793
Undistributed Earnings	8,667	64	541	605
Income from Continuing Operations	$14,881	$581	$5,817	$6,398
Average Basic Shares Outstanding	37,458	4,110	34,663	38,773
Basic Earnings Per Share from Continuing Operations	$0.40	$0.14	$0.17
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$6,282	$517	$5,325	$5,842
Undistributed Earnings	8,599	58	498	556
Income from Continuing Operations	$14,881	$575	$5,823	$6,398
Average Diluted Shares Outstanding	37,869	4,110	34,992	39,102
Diluted Earnings Per Share from Continuing Operations	$0.39	$0.14	$0.17
Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$14,881	$581	$5,817	$6,398
Assumed Dividends Payable on Dilutive Shares	68	—	49	49
Increase (Reduction) in Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(68)	(6)	(43)	(49)
Income from Continuing Operations Used for Diluted EPS Calculation	$14,881	$575	$5,823	$6,398
Average Shares Outstanding for Basic EPS Calculation	37,458	4,110	34,663	38,773
Dilutive Effect of Average Outstanding Compensation Awards	411	—	329	329
Average Shares Outstanding for Diluted EPS Calculation	37,869	4,110	34,992	39,102

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS

(Unaudited)	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015
		Class A	Class B
Basic Earnings Per Share	$0.00	$0.00	$0.00
Diluted Earnings Per Share	$0.00	$0.00	$0.00

	Nine Months Ended	Nine Months Ended
	March 31, 2016	March 31, 2015
		Class A	Class B
Basic Earnings Per Share	$0.00	$0.24	$0.23
Diluted Earnings Per Share	$0.00	$0.23	$0.23

EARNINGS PER SHARE (INCLUDING DISCONTINUED OPERATIONS)

(Unaudited)	Three Months Ended	Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2016	March 31, 2015
		Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$2,072	$43	$1,896	$1,939
Undistributed Earnings	685	79	2,864	2,943
Net Income	$2,757	$122	$4,760	$4,882
Average Basic Shares Outstanding	37,439	1,046	37,701	38,747
Basic Earnings Per Share	$0.07	$0.12	$0.13
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$2,086	$43	$1,915	$1,958
Undistributed Earnings	671	78	2,846	2,924
Net Income	$2,757	$121	$4,761	$4,882
Average Diluted Shares Outstanding	37,707	1,046	38,069	39,115
Diluted Earnings Per Share	$0.07	$0.12	$0.13

(Unaudited)	Nine Months Ended	Nine Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2016	March 31, 2015
		Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$6,214	$517	$5,276	$5,793
Undistributed Earnings	8,667	1,035	8,727	9,762
Net Income	$14,881	$1,552	$14,003	$15,555
Average Basic Shares Outstanding	37,458	4,110	34,663	38,773
Basic Earnings Per Share	$0.40	$0.38	$0.40
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$6,282	$517	$5,325	$5,842
Undistributed Earnings	8,599	1,021	8,692	9,713
Net Income	$14,881	$1,538	$14,017	$15,555
Average Diluted Shares Outstanding	37,869	4,110	34,992	39,102
Diluted Earnings Per Share	$0.39	$0.37	$0.40